Exhibit 10.34

Execution Copy

THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT OF JULIE JACOBS

This THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT OF JULIE JACOBS (the “Third Amendment”), by and between AOL Inc., a Delaware corporation (“Company”), and Julie Jacobs (“Executive”) is made and entered into as of December 18, 2012 (the “Effective Date”).

WHEREAS, Executive and Company entered into an employment agreement dated as of June 11, 2010, as first amended as of March 30, 2011, and as further amended as of December 13, 2011 (the “Employment Agreement”); and

WHEREAS, Executive and Company have agreed to change certain terms intended to bring the Employment Agreement into documentary compliance with Section 409A of the Internal Revenue Code, as amended, and desire to amend the Employment Agreement to reflect these changes.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive and Company agree as follows:

1. Paragraph 5A(i) of the Employment Agreement is hereby replaced in its entirety with the following:

(i) The Company will pay Executive an amount equal to eighteen (18) months of Executive’s then current Base Salary, less applicable withholdings. This amount will be paid in a lump sum on the sixtieth (60th) day following your termination of employment. This payment will not be eligible for deferrals to Company’s 401(k) plan.

2. Paragraph 5A(ii) of the Employment Agreement is hereby replaced in its entirety with the following:

(iii) Subject to the terms of paragraph 4.B. herein, if you are terminated between January 1 and March 15, a Bonus payment for the calendar year ending prior to termination (“Prior Year”) payable at the same rate that continuing Executives receive their Bonus payment, less applicable tax withholdings, but in no event to exceed 100% of your target payout; provided that (i) Company pays a Bonus to eligible Executives under Company’s ABP for the Prior Year, (ii) such Bonus has not already been paid to you at the time of termination of your employment, and (iii) you were otherwise eligible for such Bonus payment if you had remained employed through the date of payout. This amount will be paid to you in a lump sum on the earlier of the date on which other eligible employees are paid bonuses under the ABP for the Prior Year provided your separation

Execution Copy

agreement has become effective by its terms, or on the sixtieth (60th) day following your termination of employment. This payment will not be eligible for deferrals to Company’s 401(k) plan.

3. Paragraph 5A(iii) of the Employment Agreement is hereby replaced in its entirety with the following:

(iii) In addition, subject to the terms of paragraph 4.B. herein, Executive will receive a one-time, lump-sum severance payment in an amount equal to the amount of the target Bonus payment Executive would have received under the ABP for the current performance period, prorated through the effective date of Executive’s termination of employment, less tax withholdings. This payment will be paid on the sixtieth (60th) day following your termination of employment. This payment will not be eligible for deferrals to Company’s 401(k) plan.

4. Counterparts. This Third Amendment may be signed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

5. Entire Agreement. The Employment Agreement (as amended by this Third Amendment) contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, written or oral, between the parties with respect thereto.

6. Employment Agreement Terms. Except as provided in this Third Amendment, all terms and conditions of the Employment Agreement shall remain in effect and shall not be altered by this Third Amendment.

(Signature page to Third Amendment follows)

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first written above.

AOL INC.

By:	/s/ John B. Reid-Dodick
Name:	John B. Reid-Dodick
Title:	Chief People Officer

EXECUTIVE

/s/ Julie Jacobs
Julie Jacobs
Executive Vice President and General Counsel

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